UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Global Indemnity Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	85-2619578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

112 S. French Street, Suite 105
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Global Indemnity Group, LLC, a Delaware limited liability company (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration of the Registrant’s Class A Common Shares, without par value (the “Class A Common Shares”), under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the transfer of the listing of the Class A Common Shares from the New York Stock Exchange to the Nasdaq Global Select Market of the Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Class A Common Stock on the NYSE to cease at the close of trading on November 3, 2025, and that trading will begin on Nasdaq at market open on November 4, 2025.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities registered hereunder, reference is made to the information set forth under the heading “Description of the Class A Common Shares” in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 11, 2025, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Global Indemnity Group, LLC

November 3, 2025	By:	/s/ Nathaniel D. DeRose
Nathaniel D. DeRose
Senior Vice President and Senior Counsel